Exhibit 99.1

Co-Diagnostics Announces $5.0 Million Registered Direct Offering Priced At-the-Market

Salt Lake City, Utah – January 24, 2020 - Co-Diagnostics, Inc. (Nasdaq: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced that it has entered into definitive agreements with institutional investors for the purchase of 3,448,278 shares of its common stock, at a purchase price per share of $1.45, in a registered direct offering priced at-the-marked under the Nasdaq rules. The closing of the offering is expected to occur on or about January 28, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive lead placement agent for the offering. Maxim Group LLC is acting as co-placement agent.

The gross proceeds to the Company, before deducting placement agent fees and other offering expenses, are expected to be approximately $5.0 million. Co-Diagnostics intends to use the net proceeds from this offering for further commercialization and expansion of its infectious disease testing, agrigenomics, and vector control verticals, acceleration of sales and technology licensing activities, ongoing development of additional applications for its technology in markets related to liquid biopsy and next-gen sequencing, and for working capital and other general corporate purposes.

The shares of common stock are being offered by Co-Diagnostics pursuant to a “shelf” registration statement on Form S-3 that was originally filed on August 14, 2018 and declared effective by the Securities and Exchange Commission (“SEC”) on September 7, 2018, and the base prospectus contained therein (File No. 333-226835). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in certain verticals or markets, (iv) capital resources and runway needed to advance the Company’s products and markets, (v) increased sales in the near-term, (vi) flexibility in managing the Company’s balance sheet, (vii) anticipation of business expansion, (viii) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages and (ix) statements regarding the offering, the expected gross proceeds from the offering, the intended use of proceeds and the timing of the closing of the offering. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances, including market conditions. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Co-Diagnostics Investor Relations

801-438-1036

investors@codiagnostics.com